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                                                                   EXHIBIT 23(a)

                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Brush Engineered Materials Inc. Savings and Investment Plan of our report dated January 22, 2002, with respect to the consolidated financial statements of Brush Engineered Materials Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2001 filed with the Securities and Exchange Commission.



                                              /s/ ERNST & YOUNG LLP




Cleveland, Ohio
May 24, 2002